UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010 (May 10, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On October 2, 2009, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Company,” the “Registrant,” “we,” “our,” or “us”) purchased, through a joint venture formed between a wholly owned subsidiary of the Registrant’s operating partnership, and DD-CTP, LLC, an entity formed between DeBartolo Development, LLC and Christian Tyler Properties, LLC, at a discount, a promissory note secured by a first lien mortgage and the loan documents related thereto (the “Palms of Monterrey Note”) for $25.4 million plus closing costs from the Federal Deposit Insurance Corporation as Receiver for Corus Bank, N.A.  The Registrant owns a 90% percentage interest in the joint venture and DD-CTP, LLC, an unaffiliated third party, owns the remaining 10% percentage interest and a carried interest after a preferred return to the members based on their respective capital contributions.  The Registrant is the managing member of the joint venture.  The investment was funded with proceeds from the Registrant’s ongoing initial public offering.

At the time of the Registrant’s acquisition of the Palms of Monterrey Note, the borrower was in default and on October 5, 2009 the Registrant initiated foreclosure proceedings against the borrower in order to take a fee simple interest in the collateral, a 408-unit multifamily complex, on a 28-acre site located at 15250 Sonoma Drive in Fort Myers, Florida (“The Palms of Monterrey”).  On January 20, 2010, the Registrant reached an agreement with the borrower under which the borrower would not contest the foreclosure proceedings in exchange for $0.3 million.  A final judgment of foreclosure was entered on March 22, 2010 and the foreclosure sale for The Palms of Monterrey was held on April 27, 2010.  We were the only bidder in the sale and on May 10, 2010, upon payment of the purchase price of one dollar and completion of the 15-day objection period, ownership of The Palms of Monterrey transferred to the Registrant.

The Palms of Monterrey was completed in 2001, contains approximately 518,000 square feet of rental area, has an average unit size of 1,270 square feet, and, as of April 30, 2010, approximately 96.2% of the units were occupied and the average effective monthly rental rate per unit was approximately $898.

Item 7.01.              Regulation FD Disclosure.

On May 14, 2010, the Company issued a press release announcing the acquisition of fee title to The Palms of Monterrey.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before July 26, 2010, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

(d)   Exhibits.

99.1         Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: May 14, 2010	By:	/s/ Gary S. Bresky
Gary S. Bresky
Executive Vice President and Chief Financial Officer